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Exhibit 21.1 Subsidiaries of Registrant


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Integrated Silicon Systems, Inc.                                North Carolina

ISS Software Inc.                                                   California

ISS Corporate Services, Inc.                                    North Carolina

ArcSys UK Limited                                                      England

Avant! Export FSC, Inc.                                               Barbados

FrontLine Design Automation, Inc.                                   California

Meta-Software, Inc.                                                 California

Anagram, Inc.                                                       California

Avant! Japan KK                                                          Japan

Meta-Software KK                                                         Japan

Meta-Software SA                                                   Switzerland

Meta-Software Deutschland, GMBH                                        Germany

AvanWise, Inc.                                                        Delaware

AvanSmart, Inc.                                                       Delaware

Nexsyn Design Technologies, Inc.                                    California

Compass Design Automation, Inc.                                       Delaware

Galax!, Inc.                                                          Delaware

Gemstone Corp., LLC                                                   Delaware